EXHIBIT 10.18

                              AMENDED AND RESTATED
                           SENIOR GRID PROMISSORY NOTE

                                                              New York, New York
$1,000,000.00                                                 April 1, 2003

      For value received, the undersigned unconditionally (and if more than one, jointly and severally) promises to pay to the order of JPMORGAN CHASE BANK ("CHASE"), at its office located at 1166 Avenue of the Americas, New York, New York 10036, or to such other address as Chase may notify the undersigned, the sum of One Million and no/100 Dollars ($1,000,000) or such unpaid principal amount of each loan made to the undersigned by Chase and outstanding under this Note, on the earlier of (i) demand, (ii) the maturity date(s) as shown on the attached schedule or any continuation of the schedule, or (iii) June 30, 2003 (the "MATURITY DATE").

      PROVIDED, HOWEVER, at no time shall the sum of (a) the principal amount outstanding hereunder, plus (b) the aggregate stated amount of all outstanding letters of credit issued by Chase for the account of the undersigned, plus (c) the principal amount outstanding under the Amended and Restated Term Promissory Note, dated April 1, 2003 (as amended, supplemented or otherwise modified from time to time, the "TERM NOTE"), issued by the undersigned to the order of Chase in the original principal amount of $1,500,000.00, exceed the "Borrowing Base." The "BORROWING BASE" means 80% of the aggregate amount of all Eligible Accounts as calculated by Chase from time to time; PROVIDED, HOWEVER, that Chase, in its sole discretion, may on notice to the undersigned redetermine the Borrowing Base including, but not limited to, altering the percentage of Eligible Accounts includable in the Borrowing Base. To the extent that the sum of (i) the principal amount outstanding hereunder, plus (ii) the aggregate stated amount of all outstanding letters of credit issued by Chase for the account of the undersigned, plus (iii) the principal amount outstanding under the Term Note, exceeds the Borrowing Base at any time, such excess shall be immediately due and payable by the undersigned to Chase without demand by Chase. The undersigned agrees to pay interest on the unpaid balance of such excess amounts at the Prime Rate, as set forth in the INTEREST section below, plus two and one-half percent (2.50%) per annum. Without limitation of the foregoing, in no event shall the principal amount outstanding under this Note at any time exceed the sum of (1) $1,000,000 minus (2) the aggregate stated amount of all outstanding letters of credit issued by Chase for the account of the undersigned.

      This Note includes any Schedule or Rider attached hereto.

      This Note amends and restates in its entirety the Senior Grid Promissory Note, dated June 18, 2002, issued by the undersigned to the order of Chase in the principal amount of $1,000,000.

      1. DEFINITIONS. As used in this Note:

      "BANKING DAY" means any day on which commercial banks are not authorized or required to close in New York and whenever such day relates to an Euro Rate loan or notice with respect to any Euro Rate loan, a day on which dealings in U.S. dollar deposits are also carried out in the London interbank market.

      "CONSOLIDATED CURRENT ASSETS" means, in respect of the undersigned, all of its current assets and the current assets of its Subsidiaries (if any) on a consolidated basis which should, in accordance with GAAP, be classified as current assets.

      "CONSOLIDATED CURRENT LIABILITIES" means, in respect of the undersigned, all of its current liabilities and the current liabilities of its Subsidiaries (if any) on a consolidated basis which should, in accordance with GAAP, be classified as current liabilities.

      "CONSOLIDATED TANGIBLE NET WORTH" means, in respect of a Person, the consolidated stockholders' equity in such Person and its Subsidiaries determined in accordance with GAAP, except that there shall be deducted therefrom all intangible assets (other than leasehold improvements) of such Person and its Subsidiaries, such as organization costs, unamortized debt discount and expense, goodwill, patents, trademarks, copyrights, contractual franchises, and research and development expenses.

      "DEBT" of any Person means (i) all obligations of such Person for borrowed money (including in the case of the undersigned the aggregate outstanding amount of loans hereunder) or the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by bonds, notes, debentures, drafts or similar instruments or securities, (iii) indebtedness for borrowed money or the deferred purchase price of property or services accrued by any lien existing on property owned or acquired by such Person, whether or not the liability secured thereby shall have been incurred or assumed by such Person, (iv) all capitalized lease obligations of such Person, (v) the undrawn amount of all letters of credit issued for the account of such Person, and (vi) all guaranties and other contingent obligations of such Person in respect of obligations and liabilities of others referred to in clauses (i)-(v) above.

      "ELIGIBLE ACCOUNT" means an account of the undersigned (i) which is due and payable in full within 90 days, (ii) for which the account debtor is a resident of the United States, (iii) in which Chase holds a first priority perfected security interest, and which is not subject to any assignment, claim, lien, or security interest, except in favor of Chase, (iv) which is a valid and legally enforceable obligation of the account debtor, and (v) in which Chase in its discretion has not deemed the account or account debtor unsatisfactory; PROVIDED, HOWEVER, that if 50% or more of any account does not meet these specifications, the entire amount of such account shall not be included as an Eligible Account.

      "EURO RATE" means, for any Fixed Rate loan based upon the LIBOR Rate for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) to be equal to the quotient of (i) the LIBOR Rate for such loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such loan for such Interest Period plus two and one-half percent (2.5%).

      "FISCAL QUARTER" means the undersigned's fiscal quarter consisting of a three-month period, ending on each March 31, June 30, September 30 and December 31.

      "FISCAL YEAr" means the undersigned's fiscal year consisting of a twelve month period ending on each December 31.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof and from time to time hereafter consistently applied.

      "GUARANTORS" means Guideline Research Corp., a New York corporation, Tabline Data Services, Inc., a New York corporation, Guideline/Chicago, Inc., an Illinois corporation, Advanced Analytics, Inc., a New York corporation, and Guideline Consulting Corp., a New York corporation.

      "INTEREST PERIOD" means with respect to Euro Rate loans, the period as Chase may offer and as the Borrower may select, commencing on the Loan Date and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, PROVIDED that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month. In no event shall an Interest Period have a duration of less than one month or exceed the Maturity Date. "INTEREST PERIOD" means with respect to Money Market Rate loans, for any single borrowing, the period for which such borrowing is offered.

      "LIBOR RATE" means the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the London office of Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the Second Banking Day prior to the commencement of an Interest Period for the offering by Chase to leading banks in the London interbank market of United States dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the loan under this Note.

      "LOAN DATE" means the date on which a loan under this Note is made.

      "MONEY MARKET RATE" means if offered, a rate of interest per year as offered by Chase from time to time on any single commercial borrowing for a period of up to ninety (90) days. The Money Market Rate of interest available for any subsequent borrowings may differ since Money Market Rates may fluctuate on a daily basis.

      "PERSON" means an individual, a corporation, a company, a voluntary association, a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

      "PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of April 1, 2003, by and among Jay L. Friedland, Robert La Terra, Guideline Research Corp. and the undersigned, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "REGULATORY CHANGE" means any change after the date hereof in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including Chase of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "RESERVE REQUIREMENT" means, for any Euro Rate loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $5,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which the Euro Rate is to be determined or (y) any category of extensions of credit or other assets which includes a Euro Rate loan. The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "SENIOR DEBT" means all indebtedness owing to Chase under this Note and the Term Note and in respect of any letters of credit issued by Chase for the account of the undersigned.

      "SUBORDINATED DEBT" means all indebtedness owing under the Loan Agreement, dated April 1, 2003, between the undersigned and Petra Mezzanine Fund, L.P.
("PETRA"), and the Promissory Note, dated April 1, 2003, issued by the undersigned to the order of Petra Mezzanine Fund, L.P. in the principal amount of $3,000,000.00, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Subordination Agreement.

      "SUBORDINATION AGREEMENT" means the Subordination Agreement, dated as of April 1, 2003, among the undersigned, the Guarantors, Petra and Chase, as the same may be amended, restated, supplemented or otherwise modified in accordance with its terms.

      "SUBSIDIARY" means any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the undersigned.

      2. MATURITY DATE(S). Each loan shall mature on the earlier of demand, the last day of the Interest Period therefor as noted on the Interest Period column on the attached schedule or the Maturity Date. As to a Variable Rate loan, if no Interest Period is noted, then such loan is payable on the earlier of demand or the Maturity Date.

      3. INTEREST. The undersigned promises to pay interest on the unpaid balance of the principal amount of each such loan from and including the date of each such loan to but excluding the date such loan shall be paid in full at the following applicable rates, as may be offered by Chase and selected by the undersigned:

      Variable Rate:    A rate of interest  per year which  shall  automatically
                        increase or decrease from time to time so that at all times such rate shall remain equal to that rate of interest from time to time announced by Chase at its head office as its prime commercial lending rate (the
                        "PRIME RATE") plus one-half percent (.50%). Changes in the rate of interest hereunder shall be effective as of and for the entire day on which such change in the Prime
                        Rate becomes effective;

      and

      Fixed Rate:       A rate per year for each  Interest  Period for each loan
                        under this Note equal to either the Euro Rate or the Money Market Rate.

      Unless three Banking Days prior to the expiration of an Interest Period, the undersigned requests and Chase quotes a new Fixed Rate for a subsequent Interest Period on an existing Fixed Rate loan, such Fixed Rate loan shall automatically convert to a Variable Rate loan on the day immediately following the last day of the current Interest Period. The minimum principal amount of a Variable Rate or Fixed Rate loan shall be $500,000.

      Interest shall be payable in arrears (a) as to a Variable Rate loan, on the first day of each month and (b) as to a Fixed Rate loan, on the last day of each Interest Period, or if such Interest Period is more than 90 days, then on the 90th day after the date of such loan and on the last day of such Interest Period, unless otherwise specified on a Rider attached hereto, in respect of the corresponding principal and (c) on the maturity date of any loan. Interest shall be calculated (i) on a Variable Rate loan, on the basis of a year of 365 days or 366 days (as the case may be), and (ii) on a Fixed Rate loan, on the basis of a year of 360 days and payable for the actual number of days elapsed.

      After the occurrence of an Event of Default set forth below, Chase, at its option, by written notice to the undersigned, may increase the interest rate on this Note by an additional two percent (2%) per year, effective on the date of such notice.

      4. PAYMENTS. All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at Chase's office specified above. Chase may (but shall not be obligated to) debit the amount of any payment (principal or interest) under this Note when due to the deposit accounts of the undersigned with Chase listed below. This Note may be prepaid without penalty or premium unless otherwise specified herein. Chase may apply any money received or collected for payment of this Note to the principal of, interest on or any other amount payable under, this Note in any order that Chase may elect.

      All  amounts   payable   hereunder   shall  be  made  without  set-off  or
counterclaim and clear of and without deduction for any and all taxes, registration fees, duties, levies or any other deductions or withholdings whatsoever imposed, collected or made with repeat to this Note. In the event the undersigned or Chase is compelled by applicable law to pay or deduct any such amounts, the undersigned shall pay to Chase such additional amounts to insure that Chase receives an amount equal to the full amount it otherwise would have received had such deduction not been made.

      Whenever any payment to be made hereunder (including principal and interest) shall be stated to be due on a day on which Chase's head office is not open for business, that payment will be due on the next following Banking Day, and any extension of time shall in each case be included in the computation of interest payable on this Note.

      If any payment (principal or interest) shall not be paid when due other than a payment of the entire principal balance of this Note due upon acceleration after default, to the extent permitted by applicable law, the undersigned shall pay a late payment charge equal to five percent (5%) of the amount of such delinquent payment, PROVIDED that the amount of such late payment charge shall be not less than $25 nor more than $500.

      5. ADDITIONAL COSTS. If as a result of any Regulatory Change, Chase determines (which determination shall be conclusive) that the cost to Chase of making or maintaining the loan is increased, or any amount received or receivable by Chase hereunder is reduced, or Chase is required to make any payment (including without limitation in connection with any reserves or capital adequacy requirements or assessments) in connection with any transaction contemplated hereby, then the undersigned shall pay to Chase on demand such additional amount or amounts as Chase determines will compensate Chase for such increased cost, reduction or payment. Chase will, within 90 days of such demand, provide the undersigned with a statement setting forth the calculation of such additional amount or amounts; PROVIDED, however, the failure of Chase to provide such statement shall not relieve the undersigned of its payment obligation.

      6. ILLEGALITY. If it becomes unlawful for Chase or its lending office to make, convert or maintain any loan, Chase shall promptly notify the undersigned, and Chase shall not make, convert or maintain any loan and any loan outstanding shall be prepaid on demand, together with interest and any amounts due under the CERTAIN COMPENSATION section below.

      7. CERTAIN COMPENSATION (FIXED RATE LOAN ONLY). If for any reason there is a principal payment of a loan on a date other than the last day of the Interest Period thereof (whether by demand, prepayment, or otherwise) or a failure to borrow on the date specified for borrowing, the undersigned will pay to Chase on demand such amount or amounts as shall be sufficient (in the reasonable opinion of Chase) to compensate Chase for any loss, cost or expense which Chase determines is attributable to such payment or such failure to borrow. A determination by Chase of the amounts payable pursuant to this provision shall be conclusive absent manifest error.

      8. AUTHORIZATIONS. The undersigned hereby authorizes Chase to make loans and disburse the proceeds thereof to the account listed below and to make repayments of such loans by debiting such account upon oral, telephonic or telecopied instructions made by any person purporting to be an officer or agent of the undersigned who is empowered to make such requests and give such instructions. The undersigned may amend these instructions, from time to time, effective upon actual receipt of the amendment by Chase. Chase shall not be responsible for the authority, or lack of authority, of any person giving such telephonic instructions to Chase pursuant to these provisions. By executing this Note, the undersigned agrees to be bound to repay any loan obtained hereunder as reflected on Chase's books and records and made in accordance with these authorizations, regardless of the actual receipt of the proceeds thereof.

      9. RECORDS. The date, principal amount, interest rate and maturity date of each loan under this Note and each payment of principal, loan(s) to which such principal is applied (which shall be at the discretion of Chase) and the outstanding principal balance of loans, shall be recorded by Chase on its books and prior to any transfer of this Note (or, at the discretion of Chase at any other time) endorsed by Chase on the schedule attached or any continuation of the schedule. Any such endorsement shall be conclusive absent manifest error.

      10. REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants upon the execution and delivery of this Note and upon each loan request hereunder, that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this Note and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or materially affecting it or any of its assets; (d) to the best of the undersigned's knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Note have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (e) its obligations under this Note constitute its legal, valid and binding obligations, enforceable in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally; (f) all financial statements and related information furnished and to be furnished to Chase from time to time by the undersigned are true and complete and fairly present the financial or other information stated therein as at such dates or for the periods covered thereby;
(g) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the undersigned, threatened against or affecting the undersigned before any court, governmental agency or arbitrator, which involve forfeiture of any assets of the undersigned or which may materially adversely affect the financial condition, operations, properties or business of the undersigned or the ability of the undersigned to perform its obligation under this Note; and (h) there has been no material adverse change in the financial condition of the undersigned since the last such financial statements or information.

      11. AFFIRMATIVE COVENANTS. The undersigned agrees that it shall:

            (a) Furnish to Chase, within 120 days after and as at the close of each Fiscal Year, a consolidated (and consolidating) balance sheet(s) of the undersigned and its consolidated Subsidiaries, and consolidated (and consolidating) statements of income, cash flows and changes in shareholders' equity of the undersigned and its consolidated Subsidiaries prepared in accordance with GAAP consistently applied, on an audit basis, prepared by Deloitte & Touche, LLP, or other independent public accounting firm satisfactory to Chase, and accompanied by a satisfactory report of such accountants which shall not contain any qualification of opinion or disclaimer;

            (b) Furnish to Chase, within 45 days after the end of each Fiscal Quarter, a consolidated (and consolidating) balance sheet(s) of the undersigned and its consolidated Subsidiaries as at the end of each such quarter and related consolidated (and consolidating) statements of income, cash flow and changes in shareholders' equity of the undersigned and its consolidated Subsidiaries for the Fiscal Quarter and from the beginning of such Fiscal Year to the end of such Fiscal Quarter, together with comparisons to the previous year, if appropriate, and to budget projections, prepared in conformity with GAAP consistently applied, and certified by an appropriate financial officer of the undersigned;

            (c) Furnish to Chase such other books, records and reports as Chase may from time to time reasonably request;

            (d) Permit representatives of Chase to visit and inspect any of the properties of the undersigned and its Subsidiaries, examine its corporate books and records, and to make extracts or copies of such books and records, and discuss its affairs, finances and accounts with its officers, accountants and agents, PROVIDED that the foregoing shall only be done at reasonable times and with not more than reasonable frequency, and PROVIDED further that the reasonable cost of such inspections and examinations shall be paid by the undersigned; and

            (e) Furnish to Chase (i) within 20 days after the end of each calendar month, a borrowing base certificate that sets forth the calculation of the Borrowing Base as of the last day of such month, and (ii) within 20 days after the end of each Fiscal Quarter, a statement that sets forth a detailed aging of all accounts receivable and accounts payable of the undersigned as of the last day of such Fiscal Quarter, in each case in form, scope and substance satisfactory to Chase.

      12. NEGATIVE COVENANTS. The undersigned agrees that it shall not, and shall not permit any Subsidiary to:

            (a) Incur, create, permit to exist or assume, directly or indirectly, any Debt other than (i) Debt to Chase; (ii) trade indebtedness (which shall not include any borrowing, trade acceptances or notes given in settlement of trade indebtedness) incurred in the ordinary course of business and not more than 90 days overdue; (iii) indebtedness related to liens permitted by clause (b)(ii) below; (iv) the Subordinated Debt, PROVIDED that the
Subordinated Debt shall at all times be subject to the terms of the Subordination Agreement; (v) the Consideration Shares Put, the One Year Deferred Consideration Amount and the Two Year Deferred Consideration Amount (as such terms are defined in the Purchase Agreement); and (vi) any other payments payable to the Shareholders (as such term is defined in the Purchase Agreement) expressly contemplated by and pursuant to the Purchase Agreement;

            (b) Pledge or encumber any of its assets, except (i) mortgages, liens, security interests or encumbrances granted to Chase, (ii) liens on personal property incurred in connection with a capital lease entered into by the undersigned as lessee in the ordinary course of business, PROVIDED that any such liens are created contemporaneously with the leasing of such personal property and attach only to the property so leased, and (iii) liens, security interests or encumbrances granted to Petra that secure the obligations of the undersigned in respect of the Subordinated Debt, PROVIDED that such liens, security interests and encumbrances shall at all times be subject to the terms of the Subordination Agreement; and

            (c) Loan or make advances to, or guarantee, indorse or otherwise be or become liable or contingently liable in connection with the obligations or indebtedness of any other Person, directly or indirectly.

      13. FINANCIAL COVENANTS. The undersigned shall maintain at all times the following financial covenants and ratios:

            (a) (i) Senior Debt to (ii) Consolidated Tangible Net Worth plus Subordinated Debt of not more than 0.75 to 1; and

            (b) Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.25 to 1.

      14. NO COMMITMENT. This Note does not create and shall not be deemed or construed to create any contractual commitment to lend by Chase. Any such commitment in respect of this Note can only be made by and shall only be effective to the extent set forth in a separate writing expressly designated for that purpose and subscribed by a duly authorized officer of Chase.

      15. SECURITY. As collateral security for the payment of this Note and of any and all other obligations and liabilities of the undersigned to Chase, now existing or hereafter arising, the undersigned grants to Chase a security interest in and a lien upon and right of offset against all moneys, deposit balances, securities or other property or interest therein of the undersigned now or at any time hereafter held or received by or for or left in the possession or control of Chase or any of its affiliates, including subsidiaries, whether for safekeeping, custody, transmission, collection, pledge or for any other or different purpose.

      16. DEFAULT. If any of the following events of default shall occur with respect to any of the undersigned (each an "EVENT OF DEFAULT"):

            (a) the undersigned shall fail to pay the principal of, or interest on, this Note, or any other amount payable under this Note, as and when due and payable;

            (b) any representation or warranty made or deemed made by the undersigned in this Note or in any document granting security or support for (or otherwise executed in connection with) this Note or by any third party supporting or liable with respect to this Note (whether by guaranty, subordination, grant of security or any other credit support, a "THIRD PARTY") in any document evidencing the obligations of a Third Party (this Note and all of the foregoing documents and all agreements, instruments or other documents executed by the undersigned or a Third Party being the "FACILITY DOCUMENTS") or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

            (c) the undersigned or any Third Party shall fail to perform or observe any term, covenant or agreement contained in any Facility Document on its part to be performed or observed (not constituting an Event of Default under any other clause of this section), and such failure shall continue for 30 consecutive days;

            (d) the undersigned or any Third Party shall fail to pay when due any indebtedness (including, but not limited to, indebtedness for borrowed money) or if any such indebtedness shall become due and payable, or shall be capable of becoming due and payable at the option of any holder thereof, by acceleration of its maturity, or if there shall be any default by the
undersigned   or  any  Third  Party  under  any   agreement   relating  to  such
indebtedness;

            (e) the undersigned or any Third Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (ii) shall make an assignment for the benefit of creditors;
(iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have any such petition filed against it and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property;

            (f) if the undersigned or any Third Party is an individual, such individual shall die or be declared incompetent;

            (g) any Third Party Facility Document shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or its validity or enforceability shall be contested by the relevant Third Party or such Third Party shall deny it has any further liability or obligation under any Facility Document or shall fail to perform its obligations under any Facility Document;

            (h) any security agreement or other agreement (whether by the undersigned or any Third Party) granting a security interest, lien, mortgage or other encumbrance securing obligations under any Facility Document shall at any time and for any reason cease to create a valid and perfected first priority security interest, lien, mortgage or other encumbrance in or on the property purported to be subject to such agreement or shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of any such agreement shall be contested by any party to such agreement, or such party shall deny it has any further liability or obligation under such agreement or any such party shall fail to perform any of its obligations under such agreement;

            (i) the undersigned shall make or permit to be made any material change in the character, management or direction of the undersigned's business or operations (including, but not limited to, a change in its executive management or in the ownership of its capital stock which effects a change in the control of any such business or operations), which is not satisfactory to Chase;

            (j) the undersigned or any Third Party shall suffer a material adverse change in its business, financial condition, properties or prospects;

            (k) any action, suit, proceeding or investigation against or affecting the undersigned or a Third Party before any court or governmental agency which involves forfeiture of any assets of the undersigned or a Third Party shall have been commenced; or

            (l) one or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate shall be rendered against the undersigned and shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

      THEN, in any such case, if Chase shall elect by notice to the undersigned, the unpaid principal amount of this Note, together with accrued interest and any other amounts due hereunder shall become forthwith due and payable; PROVIDED that in the case of an Event of Default under (e) above, the unpaid principal amount of this Note, together with accrued interest and any other amounts due hereunder shall immediately become due and payable without any notice or other action by Chase.

      17. CERTAIN WAIVERS. The undersigned waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

      18. COSTS. The undersigned agrees to reimburse Chase on demand for all reasonable costs, expenses and charges (including, without limitation, any taxes, fees and charges of external legal counsel for Chase and costs allocated by its internal legal department) in connection with the preparation, interpretation, administration, performance or enforcement of this Note and the Facility Documents.

      19. NOTICES. All notices, requests, demands or other communications to or upon the undersigned or Chase shall be in writing and shall be deemed to be delivered upon receipt if delivered by hand or overnight courier or five days after mailing to the address (a) of the undersigned as set forth next to the undersigned's execution of this Note, (b) of Chase as first set forth above, or
(c) of the undersigned or Chase at such other address as the undersigned or Chase shall specify to the other in writing.

      20. ASSIGNMENT. This Note shall be binding upon the undersigned and its or their successors and shall inure to the benefit of Chase and its successors and assigns.

      21. AMENDMENT AND WAIVER. This Note may be amended only by a writing signed on behalf of each party and shall be effective only to the extent set forth in that writing. No delay by Chase in exercising any power or right hereunder shall operate as a waiver thereof or of any other power or right; nor shall any single or partial exercise of any power or right preclude other or future exercise thereof, or the exercise of any other power or right hereunder.

      22. GOVERNING LAW; JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of New York. The undersigned consents to the nonexclusive jurisdiction and venue of the state or federal courts located in such state. The undersigned hereby waives any objection which it may now or hereafter have to the laying of venue of any suit or action arising out of this Note in such courts and further waives any claim that any such suit or action brought in any such court has been brought in an inconvenient forum. In the event of a dispute hereunder, suit may be brought against the undersigned is such courts or in any jurisdiction where the undersigned or any of its assets may be located. Service of process by Chase in connection with any dispute shall be binding on the undersigned if sent to the undersigned by registered mail at the address specified below or to such further address(es) as the undersigned may specify to Chase in writing.

      23. MAXIMUM INTEREST. Notwithstanding any other provision of this Note, the undersigned shall not be required to pay any amount pursuant to this Note which is in excess of the maximum amount permitted to be charged under applicable law and any such excess interest paid shall be refunded to the undersigned or applied to principal owing hereunder.

      24. JURY, CERTAIN DEFENSES AND SET-OFF WAIVERS. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE OR ANY FACILITY DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT CHASE'S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

      IN ADDITION, THE UNDERSIGNED WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY CHASE AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

                                            CHASE ACCOUNT NO. TO BE CHARGED FOR
                                            DISBURSEMENTS AND PAYMENTS:

                                            777-789213
                                            ------------------------------------


                                            FIND SVP, INC.

                                            By: /s/ Peter Stone
                                                --------------------------------

                                            Print Name: Peter Stone
                                                        ------------------------

                                            Title: Chief Financial Officer
                                                   -----------------------------

ADDRESS FOR NOTICES:
625 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK  10011
TELECOPIER NO. (212) 255-7632